Exhibit 10.1

SECOND AMENDMENT TO THE

EXECUTIVE DEFERRED COMPENSATION AGREEMENT BETWEEN

PEMCO AVIATION GROUP, INC. AND RONALD A. ARAMINI

December 29, 2006

WHEREAS, Pemco Aviation Group, Inc. (the “Company”) and Ronald A. Aramini (the “Executive”) made and entered into an Executive Deferred Compensation Agreement as of May 3, 2002 (the “Agreement”);

WHEREAS, Section 4.03 of the Agreement provides that the Agreement may be amended by the Company at any time, provided that the Executive specifically has consented in writing to the amendment in advance of the effective date thereof;

WHEREAS, the Agreement previously was amended by the Executive and the Company effective as of May 16, 2003;

WHEREAS, the Company and Executive desire to reduce the Company’s financial obligations and thereby increase the Company’s capital;

WHEREAS, the Company and Executive desire to further amend the Agreement to eliminate Company’s obligation to make a calendar year lump sum contribution in cash to the Trustee after January 5, 2007; and

WHEREAS, the Executive has by signing below consented in advance in writing to the changes to be made by this Amendment.

NOW, THEREFORE, the Agreement hereby is amended as follows, effective as of the date first above written:

1. Calendar Year Contributions. Section 2.02 of the Agreement (“Calendar Year Contributions”) is deleted and the following is inserted in place thereof:

Section 2.02. Calendar Year Contributions. In accordance with the immediately following schedule, the Company, subject to the applicable provisions of Section 2.03, shall prior to January 6, 2007 remit calendar year lump sum contributions in cash to the Trustee to be held in the Trust by the Trustee and to be invested by the Trustee under the terms of the Trust:

Calendar Year	Lump Sum Contribution	Lump Sum Contribution Remittance Period
2002	$287,820.00	January 1, 2003 through January 5, 2003
2003	$308,560.00	January 1, 2004 through January 5, 2004
2004	$296,000.00	January 1, 2005 through January 5, 2005
2005	$324,240.00	January 1, 2006 through January 5, 2006
2006	$359,861.00	January 1, 2007 through January 5, 2007

2. Attachment Two. ATTACHMENT TWO to the Agreement hereby is deleted in its entirety.

3. The Agreement and all of other the terms, provisions, and conditions of thereof (including, without limitation, ATTACHMENT ONE) not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment below, the same to be effective as of the date first above written.

COMPANY: PEMCO AVIATION GROUP, INC.

By:	/s/ Randall C. Shealy
Name:	Randall C. Shealy
Title:	Executive Vice President and
Chief Financial Officer

Date:	December 28, 2006

EXECUTIVE:

By:	/s/ Ronald A. Aramini
Print Name:	Ronald A. Aramini

Date: December 28, 2006